EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-47812) and Form S-8 (No.333-84211) of E-Loan, Inc. of our report dated April 2, 2001, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

San Francisco, California
April 2, 2001